SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)        SEPTEMBER 17, 1998
                                                  ------------------------------


                               PITNEY BOWES INC.
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            (Exact Name of Registrant as Specified in Its Charter)



                                   DELAWARE
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                (State or Other Jurisdiction of Incorporation)

              1-3579                                       06-0495050
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      (Commission File Number)                (IRS Employer Identification No.)



   WORLD HEADQUARTERS, STAMFORD, CT                        06926-0700
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(Address of Principal Executive Offices)                   (Zip Code)


                                (203) 356-5000
        ---------------------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)



        ---------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


Item 5. Other Events.

               On September 17, 1998, Pitney Bowes Inc., a Delaware corporation (the "Registrant") established a medium-term note program for the issuance from time to time of up to $500 million aggregated principal amount of Medium-Term Notes, Series C (the "Notes").

               The Registrant expects to use the net proceeds from any offering of Notes to repay short-term debt, to repurchase the Registrant's common stock, to reduce or retire from time to time other indebtedness and for other general corporate purposes including possible acquisitions. The precise amount and timing of sales of the Notes will be dependent on market conditions and the availability and cost of other funds to the Registrant.

      The Distribution Agreement dated September 17, 1998 in connection with the medium-term note program is attached hereto as Exhibit 1. The form of the Notes to be issued by the Registrant are attached hereto as Exhibits 2.a and 2.b.

Item 7. Exhibits.

     (c) Exhibits

Exhibit Number     Description of Exhibit
------------------ ----------------------------
1                  Distribution Agreement dated September 17, 1998 among Pitney
                   Bowes Inc., Credit Suisse First Boston Corporation, Chase
                   Securities Inc., Goldman, Sachs & Co., Merrill Lynch,
                   Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities
                   Inc., NationsBanc Montgomery Securities LLC and Salomon
                   Brothers Inc

2.a                Form of Medium-Term Note, Series C (Fixed Rate)

2.b                Form of Medium-Term Note, Series C (Floating Rate)


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               PITNEY BOWES INC.

September 17, 1998

                               /s/M. L. Reichenstein
                               ---------------------------
                               M. L. Reichenstein
                               Vice President-Chief Financial Officer
                               (Principal Financial Officer)


                               /s/A. F. Henock
                               ---------------------------
                               A. F. Henock
                               Vice President-Controller and Chief Tax Counsel (Principal Accounting Officer)